                                                                    EXHIBIT 99.1


                              FOR IMMEDIATE RELEASE
                                      NEWS
                                                                      FROM

                                                              [BANK MUTUAL LOGO]


CONTACT:      BANK MUTUAL CORPORATION
              NASDAQ:  BKMU
              MICHAEL T. CROWLEY JR.
              CHAIRMAN AND CHIEF EXECUTIVE OFFICER
              414-354-1500

              RICK B. COLBERG
              CHIEF FINANCIAL OFFICER
              866-705-2568

                    BANK MUTUAL CORPORATION REPORTS EARNINGS
                          FOR THE FIRST QUARTER OF 2003

MILWAUKEE, WISCONSIN
APRIL 21, 2003


Bank Mutual Corporation (Nasdaq: BKMU) reported earnings of $5.9 million or $0.28 diluted earnings per share for the quarter ended March 31, 2003 as compared to $6.3 million or $0.29 diluted earnings per share for the same quarter in 2002. The decrease in earnings was primarily the result of decreased net interest margin and increased provisions for loan losses partially offset by an increase in the gains on the sales of loans and a decrease in non-interest expenses.

"The combination of our subsidiary banks into one bank and the simultaneous name change to Bank Mutual on March 16, 2003 has been proceeding smoothly. We are pleased that our customers now can use any of our statewide banking offices to transact their business," stated Michael T. Crowley, Jr., Chairman and Chief Executive Officer of Bank Mutual Corporation. "At the same time, the interest rate environment and current world events have increased the challenge of maintaining and growing our balance sheet and net interest income. As a result of the continuing low interest rate environment, most of our mortgage loan originations in the first

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quarter were refinances of existing adjustable and fixed rate mortgage loans to new lower fixed rate mortgage loans. We sold some of the new fixed rate mortgage loans originations in the secondary market. This refinancing of our mortgage loans and sales of fixed rate mortgage loans resulted in a decrease in the dollar amount and yield of our mortgage loan portfolio. This reduced yield was only partially offset by a reduction in deposit costs, which has caused compression of our net interest margin."

Mortgage loan originations were again strong for the first quarter of 2003, as a result of attractive market interest rates on fixed rate mortgage loans. Mortgage loan originations and purchases for the first quarter of 2003 were $236.4 million as compared to $129.0 million for the first quarter of 2002.

Loan sales were $116.0 million in the first quarter of 2003 as compared to $64.0 million in the first quarter of 2002. This continued sale of fixed rate mortgage loans was the result of continued high level of fixed rate mortgage loan originations.

Commercial business loan originations also increased in the first quarter of 2003 as a result of our continued emphasis on growing this portfolio. Commercial business loan originations for the first quarter of 2003 were $15.5 million as compared to $9.2 million for the same period last year.

Consumer loan originations continued to be strong for the first quarter of 2003. Consumer loan originations for the first quarter of 2003 were $65.7 million as compared to $51.1 million for the first quarter of 2002.

In total, loan originations and purchases for the first quarter of 2003 were $317.6 million as compared to $189.3 million for the same period in 2002.

Total assets at March 31, 2003 were $2.85 billion as compared to $2.84 billion at December 31, 2002.

Deposits increased $17.4 million in the first quarter of 2003. This growth in deposits along with the sales of loans resulted in an increase in investments and a decrease in borrowings. Borrowings were $329.8 million at March 31, 2003 as compared to $355.0 million at December 31, 2002.

Non-performing loans to total loans at March 31, 2003 were 0.51% and non-performing assets to total assets were 0.33%. Non-performing loans increased slightly in the first quarter of 2003 primarily as a result of an increase in mortgage loan delinquencies. In addition, we provided $258,000 to the allowance for loan losses in the first quarter of 2003 primarily as a result of loans to one commercial borrower being classified as substandard. While that borrower is current in its payments, economic market conditions for this company's business merited the classification. Our allowance for loan losses at March 31, 2003 was $13.0 million which is 139.8% of non-performing assets.

The net interest margin for the first quarter of 2003 was 2.74% as compared to 2.90% for the first quarter of 2002. The decrease in the net interest margin was primarily the result of refinancing

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of existing mortgage loans to lower interest rate mortgage loans and higher interest rate mortgage-related investments being prepaid, partially offset by a modest decrease in the cost of funds.

Bank Mutual began its current stock repurchase plan in May of 2001. As of March 31, 2003, 1,298,000 shares had been repurchased at an average price of $19.53 per share; that amount includes, 342,000 shares repurchased in the first quarter of 2003 at an average price of $23.43 per share. Bank Mutual previously announced its intent to repurchase up to 1,449,303 shares for use in employee stock compensation benefit plans.

Book value per share was $14.73 at March 31, 2003. Annualized return on average equity (ROE) for the first quarter of 2003 was 7.37%. The annualized return on average assets (ROA) for the first quarter of 2003 was 0.83%. Further information regarding Bank Mutual's assets, liabilities and operations is attached.

Bank Mutual Corporation is the fifth largest financial institution holding company headquartered in the state of Wisconsin and its stock is quoted on The Nasdaq Stock Market(R) under the symbol "BKMU". Its subsidiary bank, Bank Mutual, operates 69 offices in the state of Wisconsin and one office in Minnesota.

                                      * * *

Outlook

(The following are forward looking statements; see "Cautionary Statements" below)

Bank Mutual's management has identified a number of factors which may affect the company's operations and results in the remaining months of 2003. They are as follows:

o As a result of interest rates being at historically low levels, the remaining months in 2003 may provide an environment of flat to slowly increasing interest rates. If that is the case, there are a number of effects that Bank Mutual, like other financial institutions, could experience.

         o Bank Mutual may continue to experience a decline in its net interest margin as cash flows from maturing investments, loan repayments and loan sales are reinvested in short term, lower yielding interest-earning assets and the reduction in the cost of funds subsides. Mortgage loan sales could decrease either as fixed rate mortgage loans become less attractive to consumers or the rate of refinancing decreases, thereby reducing the gains on sales of loans. Bank Mutual sells most of its 30 year and some of its 15 year fixed rate mortgage loans in the secondary market.

         o If mortgage loan originations decrease, fee income could be significantly reduced.

         o If interest rates rise, adjustable rate mortgage loans may become more attractive to consumers and, therefore, increase the mortgage loans outstanding because these loans are not sold.

         o Bank Mutual may further emphasize consumer loans, and commercial real estate and business loans, which can present higher risks than residential mortgages. In 2003,

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              Bank Mutual has experienced an increase in commercial loan delinquencies and has increased management time monitoring the portfolio and the loan loss allowance.

o Bank Mutual combined its savings bank subsidiaries on March 16, 2003. Although the combination was completed with a minimal amount of disruption to our customers, we cannot assume that all customers view the combination positively and some may consequently move their accounts.

o The national and local economy and securities markets have generally experienced significant challenges and disruptions in recent periods. Among other things, the economic slowdown and consequences of world events could affect the ability of individual and business borrowers to repay their obligations to Bank Mutual or otherwise affect Bank Mutual's operations and financial condition.

                                      * * *

Cautionary Statements

The discussions in this news release which are not historical statements contain forward-looking statements that involve risk and uncertainties. Statements which are not historical statements include those under "Outlook" and those in the future tense or which use terms such as "believe," "expect," and "anticipate." Bank Mutual's actual future results could differ in important and material ways from those discussed. Many factors could cause or contribute to such differences. These factors include changing interest rates, changes in demand for loans or other services, competition from other institutions, the results of our lending activities and loan loss experience, the effects of the merger of the two bank subsidiaries and the integration of our operations, general economic and political developments, those items discussed under "Outlook," and other factors discussed in our filings with the Securities and Exchange Commission.

                                      * * *


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BANK MUTUAL CORPORATION AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                     MARCH 31,          DECEMBER 31,
                                                                       2003                2002
                                                                    -----------         ------------
                                                                            (IN THOUSANDS)
Assets
Cash and due from banks                                             $    35,773         $    40,297
Federal funds sold                                                      135,000             165,000
Interest-earning deposits                                                38,445              36,462
                                                                    -----------         -----------
Cash and cash equivalents                                               209,218             241,759
Securities available-for-sale, at fair value:
  Investment securities                                                  80,838              73,226
  Mortgage-related securities                                           626,447             618,123
Loans held for sale                                                      55,859              46,971
Loans receivable, net                                                 1,693,898           1,685,662
Goodwill                                                                 52,570              52,570
Other intangible assets                                                   5,569               5,734
Mortgage servicing rights                                                 3,175               3,060
Other assets                                                            121,375             116,223
                                                                    -----------         -----------
                                                                    $ 2,848,949         $ 2,843,328
                                                                    ===========         ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Deposits                                                          $ 2,144,012         $ 2,126,655
  Borrowings                                                            329,844             354,978
  Advance payments by borrowers for taxes and insurance                  11,792               3,060
  Other liabilities                                                      47,982              35,560
                                                                    -----------         -----------
                                                                      2,533,630           2,520,253


Shareholders' equity:
  Preferred stock - $.01 par value:

     Issued and outstanding - none in 2003 and 2002                         -                   -
  Common stock - $.01 per value:
     Authorized - 100,000,000 shares in 2003 and 2002
     Issued - 22,341,665 shares in 2003 and 2002
     Outstanding - 21,408,971 in 2003 and 21,752,971 in 2002                223                 223
  Additional paid-in capital                                            109,299             109,074
  Retained earnings                                                     229,778             224,932
  Unearned ESOP shares                                                   (6,350)             (6,647)
  Accumulated other comprehensive income                                  5,140              10,487
  Unearned deferred compensation                                         (2,871)             (3,133)
  Treasury stock - 932,694 in 2003; 588,694 in 2002                     (19,900)            (11,861)
                                                                    -----------         -----------
Total shareholders' equity                                              315,319             323,075

                                                                    -----------         -----------
                                                                    $ 2,848,949         $ 2,843,328
                                                                    ===========         ===========

BANK MUTUAL CORPORATION AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

                                                                THREE MONTHS ENDED MARCH 31,
                                                                 2003                 2002
                                                               --------             --------
                                                         (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Interest income:
  Loans                                                        $ 27,685             $ 32,842
  Investments                                                     1,182                1,462
  Mortgage-related securities                                     7,353                7,940
  Interest-earning deposits                                         476                  723
                                                               --------             --------
Total interest income                                            36,696               42,967
Interest expense:
  Deposits                                                       13,893               17,497
  Borrowings                                                      4,607                6,057
  Advance payment by borrowers for taxes
     and insurance                                                   10                   24
                                                               --------             --------
Total interest expense                                           18,510               23,578
                                                               --------             --------
Net interest income                                              18,186               19,389
Provision for loan losses                                           258                   15
                                                               --------             --------
Net interest income after provision for loan losses              17,928               19,374
Noninterest income:
  Service charges on deposits                                     1,030                1,029
  Brokerage and insurance commissions                               677                  813
  Loan related fees and servicing revenue (loss)                    (84)                  47
  Gain on sales of loans                                          1,767                  953
  Other                                                           1,115                1,001
                                                               --------             --------
Total noninterest income                                          4,505                3,843
Noninterest expenses:
  Compensation, payroll taxes and other
     employee benefits                                            7,682                7,917
  Occupancy and equipment                                         2,664                2,591
  Amortization of other intangible assets                           165                  165
  Other                                                           2,870                2,938
                                                               --------             --------
Total noninterest expenses                                       13,381               13,611
                                                               --------             --------
Income before income taxes                                        9,052                9,606
Income taxes                                                      3,183                3,275
                                                               --------             --------
Net income                                                     $  5,869             $  6,331
                                                               ========             ========

Per share data:
  Earnings per share-basic                                     $   0.28             $   0.30
                                                               ========             ========
  Earnings per share-diluted                                   $   0.28             $   0.29
                                                               ========             ========
  Cash dividends paid                                          $   0.10             $   0.08
                                                               ========             ========


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                    BANK MUTUAL CORPORATION AND SUBSIDIARIES
                 SUPPLEMENTAL FINANCIAL INFORMATION (UNAUDITED)
           (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS AND RATIOS)

                                                DURING THE QUARTER ENDED MARCH 31,
                                                ----------------------------------
                                                     2003                  2002
                                                   --------              --------

 ORIGINATIONS
  Mortgage loans                                   $236,429              $125,978
  Consumer loans                                     65,724                51,106
  Commercial business loans                          15,494                 9,160
                                                   --------              --------
    Total loan originations                        $317,647              $186,244
                                                   ========              ========

Purchases
  Mortgage loans                                        -                   3,024
                                                   --------              --------
    Total loan purchases                                -                   3,024
                                                   --------              --------
Total loans originated and purchased               $317,647              $189,268
                                                   ========              ========
Loan Sales                                         $115,992              $ 64,005
                                                   ========              ========

LOAN PORTFOLIO ANALYSIS
                                                  MARCH 31,            DECEMBER 31,
                                                    2003                  2002
                                                 ----------            -----------
Mortgage loans:
  One-to-four family                             $  823,617            $  827,648
  Multi-family                                      113,767               112,189
  Commercial real estate                            197,317               186,960
  Construction and development                      117,905               127,174
                                                 ----------            ----------
     Total mortgage loans                         1,252,606             1,253,971
Consumer loans                                      432,532               431,949
Commercial business loans                            70,881                61,060
                                                 ----------            ----------
  Total loans receivable                          1,756,019             1,746,980
Deductions to gross loans                            62,121                61,318
                                                 ----------            ----------
Total loans receivable, net                      $1,693,898            $1,685,662
                                                 ==========            ==========

ASSET QUALITY RATIOS
                                                   MARCH 31,          DECEMBER 31,
                                                     2003                 2002
                                                   --------             --------
Non-performing mortgage loans                      $  1,869             $  1,399
Non-performing consumer loans                           578                  527
Non-performing commercial business loans              5,184                5,357
Accruing loans delinquent 90 days or more               941                1,108
                                                   --------             --------
     Total non-performing loans                    $  8,572             $  8,391
                                                   ========             ========
     Total non-performing assets                   $  9,313             $  9,141
                                                   ========             ========

Non-performing loans to loans receivable, net          0.51%                0.50%
Non-performing assets to total assets                  0.33%                0.32%
Allowance for loan losses to non-performing
  loans                                              151.87%              151.87%
Allowance for loan losses to non-performing
  assets                                             139.78%              139.40%
Allowance for loan losses to total loans               0.77%                0.76%

Net recoveries (charge-offs)                       $     17             $   (262)
Net recoveries (charge-offs) to avg loans
  (annualized)                                         0.00%               -0.01%
Allowance for loan losses                          $ 13,018             $ 12,743


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                    BANK MUTUAL CORPORATION AND SUBSIDIARIES
                 SUPPLEMENTAL FINANCIAL INFORMATION (UNAUDITED)
           (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS AND RATIOS)

OPERATING RATIOS (ANNUALIZED)                                   THREE MONTHS ENDED MARCH 31,
-----------------------------                                      2003             2002
                                                               ------------      -----------
Net interest margin (1)                                            2.74%             2.90%
Net interest rate spread                                           2.38%             2.51%
Return on average assets                                           0.83%             0.89%
Return on average shareholders' equity                             7.37%             8.24%
Efficiency ratio (2)                                              58.97%            58.59%
Non-interest expense as a percent of average assets                1.89%             1.90%

(1) Net interest margin is determined by dividing net interest income by average earning assets for the periods indicated.

(2) Efficiency ratio is determined by dividing noninterest expense by the sum of net interest income and noninterest income for the periods indicated.

OTHER INFORMATION                                                   THREE MONTHS ENDED MARCH 31,
-----------------                                                2003                          2002
                                                              -----------                  -----------
Average earning assets                                        $ 2,656,746                  $ 2,676,798
Average assets                                                $ 2,835,086                  $ 2,859,352
Average interest bearing liabilities                          $ 2,360,202                  $ 2,412,787
Average shareholders' equity                                  $   318,350                  $   307,242
Weighted average number of shares outstanding
 -used in basic earnings per share                             20,744,522                   21,286,491
 -used in diluted earnings per share                           21,268,216                   21,604,502

                                                               MARCH 31,                  DECEMBER 31,
                                                                 2003                         2002
                                                           ------------------           -----------------
Number of shares outstanding (net of treasury shares)             21,408,971                   21,752,971
Book value per share                                       $           14.73            $           14.85

WEIGHTED AVERAGE NET INTEREST RATE SPREAD                       AT MARCH 31,              AT DECEMBER 31,
-----------------------------------------                          2003                       2002
                                                            ----------------           ------------------
Yield on loans                                                         6.14%                        6.42%
Yield on investments                                                   4.23%                        4.30%
Combined yield on loans and investments                                5.49%                        5.67%
Cost of deposits                                                       2.59%                        2.75%
Cost of borrowings                                                     5.55%                        5.28%
Total cost of funds                                                    2.99%                        3.11%
Interest rate spread                                                   2.50%                        2.56%